UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
Omnicare, Inc. (“Omnicare” or the “Company”) is filing this Current Report on Form 8-K to update “Note 21 – Guarantor Subsidiaries” of the Notes to the Consolidated Financial Statements for all periods presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) to reflect the disposition of certain subsidiaries during 2014 that were presented as discontinued operations in the Guarantor Subsidiaries column of Note 21 in the 2013 Form 10-K. These subsidiaries are no longer Guarantor Subsidiaries (as defined in Note 21) and are included in the Non-Guarantor Subsidiaries column of Note 21 to the Consolidated Financial Statements filed as Exhibit 99.1 to this Form 8-K. This update of Note 21 is consistent with the presentation of “Note 9 – Guarantor Subsidiaries” of the Notes to the Consolidated Financial Statements for all periods presented in the Company’s Current Report on Form 10-Q for the third quarter ended September 30, 2014.
The updated Consolidated Financial Statements filed as Exhibit 99.1 hereto reflect only a change in the presentation of certain entities from Guarantor Subsidiaries to Non-Guarantor Subsidiaries in Note 21, as described above, and do not restate or revise Omnicare’s net income (loss) for any period. Except as described above, no information in the 2013 Form 10-K is being updated for events or developments that occurred subsequent to the filing of the 2013 Form 10-K on February 19, 2014. This Current Report on Form 8-K and the information contained in the exhibits hereto should be read in conjunction with, and as a supplement to, the information contained in the Company’s 2013 Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.     Description

99.1	Financial Statements and Supplementary Data.

99.2	Consent of PricewaterhouseCoopers, LLP.

101	Interactive data files pursuant to Rule 405 of Regulation S-T.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Robert O. Kraft Robert O. Kraft Senior Vice President and Chief Financial Officer

Dated:  November 5, 2014

EXHIBIT INDEX

Exhibit No.    Description

99.1	Financial Statements and Supplementary Data.

99.2	Consent of PricewaterhouseCoopers, LLP.

101	Interactive data files pursuant to Rule 405 of Regulation S-T.

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